Rule 424(b)(2)
			Registration Nos. 333-50197
	NASD File No. 961029005
	Cusip #: 52517PPV7

PRICING SUPPLEMENT NO. 346
Trade Date: March 10, 1999 to Prospectus
Supplement dated May 4, 1998
and Prospectus dated May 4, 1998

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  99.97%

Agent's Commission: .280%

Original Issue Date: 03/15/99

Interest Rate Per Annum:  6.375%

Interest Payment Dates: 15th of February and August, commencing
	       	      August 15, 1999

Maturity Date:  03/15/01

These Notes, issued under Pricing Supplement No. 346, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $200,000,000 and relates only to Pricing Supplement No. 346. Medium-Term Notes, Series E are not limited as to a total amount authorized. To date, including this offering, an aggregate of $17,269,204,288 Medium-Term Notes, Series E has been issued and an aggregate $9,690,137,201 are outstanding.









Lehman Brothers Holdings

By:________________________
						Name: Kathryn M. Bopp Flynn
						Title: Senior Vice President